EXHIBIT 10.2

                              INVESTOR'S AGREEMENT


     This Investor's Agreement (the "Agreement"), dated as of September 24, 1999, among The Hain Food Group, Inc., a Delaware corporation (the "Company"), Earth's Best, Inc., an Idaho corporation (the "Purchaser") and Irwin D. Simon (solely for purposes of Section 3.05).


                              W I T N E S S E T H :


     WHEREAS, upon the terms and subject to the conditions of a Securities Purchase Agreement between the parties hereto dated September 24, 1999 (the "Purchase Agreement"), the Company has agreed to issue and sell to the Purchaser 2,837,343 shares (the "Investment Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock");

     WHEREAS, upon the terms and subject to the conditions of an Asset Purchase and Sale Agreement by and among the parties hereto and H.J. Heinz Company dated September 24, 1999 (the "Acquisition Agreement"), the Company has agreed to issue to the Purchaser 670,234 shares of Common Stock (the "Acquisition Shares"); and

     WHEREAS, the Purchaser and the Company each desire to enter into this Agreement for the purpose of regulating certain aspects of their relationship with regard to the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     (a) As used herein, the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any Person, (i) any Person or entity directly or indirectly controlling or controlled by or under direct or indirect common con-


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trol with such Person, (ii) any spouse or non-adult child (including by adoption), (iii) any relative other than a spouse or non-adult child (including by adoption) who has the same principal residence of any natural person described in clause (i) above, (iv) any trust in which any such Persons described in clause (i), (ii) or (iii) above has a beneficial interest and (v) any corporation, partnership, limited liability company or other organization of which any such Persons described in clause (i), (ii) or (iii) above collectively own more than fifty percent (50%) of the equity of such entity.

     "Lock-up Period" means the period commencing on the Closing Date (as defined in the Purchase Agreement) and ending the earlier of (I) eighteen months thereafter and (II) the occurrence of a Significant Corporate Event.

     "New Securities" has the meaning set forth in Section 5.01.

     "Person" shall mean an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization or any other similar entity.

     "Registration Rights Agreement" means the Registration Rights Agreement between the parties hereto dated the date hereof.

     "Related Party" shall mean with respect to any Person: (i) any parent, controlling shareholder, fifty percent (50%) or greater owned subsidiary, or spouse or ex-spouse or immediate family member (in the case of an individual) of such Person; or (ii) a trust, corporation, partnership, limited liability company or other entity, the beneficiaries, shareholders, partners, owners or persons holding a fifty percent (50%) or greater controlling interest of which consist of such Person and/or such other persons or entities referred to in the immediately preceding clause (i).

     A "Significant Corporate Event" means any of the following: (i) the launch of a bona fide tender offer for the capital stock of the Company by a third party other than the Purchaser or its Affiliate, (ii) the issuance and sale by the Company in a private transaction or series of private transactions to a third party other than the Purchaser or its Affiliate of capital stock of the Company resulting in a greater ownership interest in the Company by such third party than the Purchaser's maximum allowable ownership interest at the time of such transaction(s), (iii) the acquisition by a third party other than the Purchaser or its Affiliates of shares of Common Stock constituting in the aggregate 15% (fifteen percent) or greater of the outstanding Common Stock in a transaction or series of transactions approved prior to consummation thereof by the Company's Board of Directors, (iv) the acquisition by the Company of a business such that, following such acquisition, greater than twenty-five percent (25%) of the Company's sales, on a pro forma basis, are derived from the sale of products other than food, beverage or natural health and beauty products

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(excluding dietary supplements) sold through the Company's existing distribution channels; provided, the Company does not divest that portion of the acquired business necessary to fall below the twenty-five percent (25%) threshold within a reasonable period of time following such acquisition, (v) the sale by the Company of all or substantially all of its assets or (vi) the loss by the Company of the services of Irwin D. Simon as its President and Chief Executive Officer.

     "Shares" shall mean, without duplication, (i) the Investment Shares, if and when issued in connection with the Purchase Agreement, (ii) the Acquisition Shares, if and when issued in accordance with the Acquisition Agreement, (iii) any New Securities purchased by the Purchaser in accordance with Article V hereof and (iv) any other shares of Common Stock hereafter acquired by the Purchaser.

     (b) Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.


                                   ARTICLE II

                              CORPORATE GOVERNANCE


     SECTION 2.01. Board of Directors. Upon the execution of this Agreement, and until such time as the Purchaser and its Affiliates no longer collectively beneficially own Common Stock representing at least fifty percent (50%) of the Shares issued to the Purchaser on the Closing Date (as defined in the Purchase Agreement), the Company agrees as follows:

          (a) Purchaser's Designee. The Company agrees to take all action necessary such that from and after the date hereof until the next regularly scheduled meeting of the Company's stockholders, the Board of Directors of the Company (the "Board") shall include one director designated by the Purchaser (the "Purchaser's Designee") and thereafter to use its best efforts to cause a nominee designated by the Purchaser to be included in each slate of proposed directors put forth by the Company to its stockholders and recommended for election in any proxy solicitation materials disseminated by the Company; provided, however, that the identity of any Purchaser's Designee other than Joseph Jimenez shall be reasonably acceptable to the Company. Upon the death, resignation or removal of a Purchaser's Designee, the Company will use its best efforts to have the vacancy filled by a subsequent Purchaser's Designee. The Purchaser's Designee shall be fully covered by any directors' and officers' liability insurance maintained from time to time on the same


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     terms as the other members, shall be entitled to the benefit of any indemnification arrangements applicable to the other members and shall have the right to receive all fees paid and options and other awards granted and expenses reimbursed to non-employee directors generally.

          (b) Joint Designee. The Company agrees to take all action necessary such that from and after the date hereof until the next regularly scheduled meeting of the Company's stockholders, the Board shall include one director designated jointly by the Purchaser and the Company (the "Joint Designee"), and thereafter to use its best efforts to cause a nominee jointly designated by the Purchaser and the Company to be included in each slate of proposed directors put forth by the Company to its stockholders and recommended for election in any proxy solicitation materials disseminated by the Company. The initial Joint Designee shall be A.G. Malcolm Ritchie. In the event the Company and the Purchaser fail to agree on a successor Joint Designee, each of the Company and the Purchaser shall submit one name to a committee comprised of three independent members (other than the Purchaser's Designee) of the Board, and such committee shall determine, from the two names submitted, the proposed nominee for Joint Designee, which determination shall be final. Upon the death, resignation or removal of a Joint Designee, the Company will use its best efforts to have the vacancy filled by a subsequent Joint Designee. The Joint Designee shall be fully covered by any directors' and officers' liability insurance maintained from time to time on the same terms as the other members, shall be entitled to the benefit of any indemnification arrangements applicable to the other members and shall have the right to receive all fees paid and options and other awards granted and expenses reimbursed to non-employee directors generally.


                                   ARTICLE III

                 RESTRiCTIONS ON TRANSFER; RIGHT OF FIRST OFFER


     SECTION 3.01. Lock-up Period. Without the prior written consent of the Board, the Purchaser agrees and covenants that, during the Lock-up Period, it will not sell, assign, pledge or otherwise transfer any Shares.

     SECTION 3.02. Company's Right of First Offer. If, following the Lock-up Period, the Purchaser has received a bona fide offer (a "Transfer Offer") which the Purchaser proposes to accept to sell or otherwise transfer any or all of the Shares (the "Transfer Stock") then owned by the Purchaser to any Person (a "Bona Fide Purchaser"), then before the Purchaser may sell the Transfer Stock, the Purchaser shall provide the


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Company a written notice detailing the terms of such Transfer Offer that the
Purchaser has received with respect to such Transfer Stock (a "Transfer Notice"). Such Transfer Notice shall identify the number of shares of the Transfer Stock, the price of the Transfer Stock, the identity of the Bona Fide Purchaser and all the other material terms and conditions of such Transfer Offer. The Transfer Notice shall contain an irrevocable offer to sell to the Company the Shares constituting Transfer Stock at a price equal to the price and upon substantially the same terms as the terms contained in such Transfer Offer. If the Company does not notify the Purchaser of its intent to purchase the Transfer Stock within 20 days of delivery of the Transfer Notice, the Company's right of first offer with respect to the Transfer Stock shall terminate. If the Company notifies the Purchaser that it has decided not to purchase the Transfer Stock, the Purchaser shall have 120 days from the date of such notice to transfer to the Bona Fide Purchaser any or all of the Transfer Stock at a price not less than and on terms no more favorable than were contained in the Transfer Notice. No sale may be made to any third party unless such third party agrees, in writing, to be bound by the provisions of this Agreement. Promptly after any sale pursuant to this Section 3.02, the Purchaser shall notify the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company may reasonably request. If, at the termination of the 120-day sale period specified above, the Purchaser has not completed the sale of all of the Transfer Stock, the Purchaser shall no longer be permitted to transfer such Transfer Stock pursuant to this Section 3.02 without again fully complying with the provisions of this Section 3.02 and all the restrictions on transfer contained in this Agreement shall again be in effect with respect to all the Purchaser's Shares.

     SECTION 3.03. Restrictions on Transfer to Certain Parties. In addition to the restrictions on transfer set forth in Sections 3.01 and 3.02, the Purchaser agrees that the Purchaser will not sell, assign, pledge, or otherwise transfer any of the Company's Common Stock or other securities exercisable for, or convertible or exchangeable into Common Stock, including, but not limited to, the Shares (collectively, "Company Securities"), or any right or interest therein, whether voluntarily or by operation of law, or otherwise, (i) to an Adverse Person (as defined below), (ii) to any transferee who holds, prior to such transfer, ten percent (10%) or greater of the outstanding voting capital stock of the Company registered in its name or beneficially owned by it or its Affiliates as of the date thereof or (iii) without the consent of the Company, that would result in such transferee holding ten percent (10%) or greater of outstanding voting capital stock of the Company registered in its name or beneficially owned by it or any of its Affiliates upon the consummation of such transfer. The term "Adverse Person" as used in this Section 3.03 shall mean any corporation or entity which at such time is a competitor of the Company or any Affiliate of such corporation or entity.


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     SECTION 3.04. Public Offering Lock-Up. (a) The Purchaser agrees and covenants that in connection with an underwritten public offering of Company Securities by the Company, it will agree if requested by the underwriter(s) not to offer, sell or otherwise dispose of any Shares for a period not to exceed 90 days after the date of the underwriting agreement, without the prior consent of the underwriter(s).

     (b) The Company agrees and covenants that in connection with an underwritten public offering of Company Securities in connection with a Demand Registration (as defined in the Registration Rights Agreement), the Company will agree if requested by the underwriter(s) not to offer, sell or otherwise dispose of any Company Securities for a period not to exceed 45 days after the date of the underwriting agreement, without the prior consent of the underwriter(s).

     SECTION 3.05. Restrictions on Transfer by Irwin D. Simon. Without the prior written approval of the Purchaser, during the Lock-up Period, Irwin D. Simon, the Company's President and Chief Executive Officer, will not sell in excess of 500,000 (five hundred thousand) shares of Common Stock (including shares of Common Stock issued or issuable upon the exercise of options). In addition to the foregoing, in the event Mr. Simon proposes to sell, during the Lock-up Period, 50,000 or greater shares of Common Stock in any single transaction, Mr. Simon will use commercially reasonable efforts to sell such shares, subject to requisite approval of the Board, to Heinz or its Affiliates in a transaction substantially consistent with Section 3.02 (with respect to notice requirements and time periods).


                                   ARTICLE IV

                              STANDSTILL AGREEMENT


     SECTION 4.01. Standstill Agreement. The Purchaser agrees and covenants that, without the prior written consent of the Board, during the Lock-up Period, the Purchaser will not, and will cause each of its Affiliates not to, singly or as part of a "partnership, limited partnership, syndicate or other group" (as those terms are used within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meanings shall apply for all purposes of this Agreement), directly or indirectly, through one or more intermediaries or otherwise:

          (a) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise (other than as may be otherwise permitted in this Section 4.01), any Company Securities, except
     (i) in accordance with Article V


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     of this Agreement or (ii) by way of stock dividends, stock splits, reorganization, recapitalization, merger, consolidation or like distributions made available to holders of the Common Stock generally;

          (b) make, or in any way participate, directly or indirectly, in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) by Persons other than the Company with respect to Company Securities (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 of the Exchange Act) with respect to the Company other than in concurrence with actions initiated or supported by the Board;

          (c) initiate, propose or otherwise solicit, or participate in the solicitation of, stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act or induce any other individual or entity to initiate any stockholder proposal relating to the Company;

          (d) directly or indirectly participate in or encourage the formation of any group that seeks control of the Company (other than as may be otherwise permitted in this Section 4.01) or for the purpose of circumventing any provision of this Agreement;

          (e) other than in connection with a competing proposal in respect of any such action taken by a third party without the direct or indirect assistance of the Purchaser or its Affiliates, solicit, seek or offer to effect with any third party, or make any statement or proposal, whether written or oral, either alone or in concert with others, with respect to any form of business combination or transaction involving the Company or any subsidiary thereof, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or instigate or encourage any third party to do any of the foregoing;

          (f) deposit any Company Securities into a trust or subject any Company Securities to any arrangement or agreement with respect to the voting thereof or take any action by written consent in lieu of a meeting, in any such case that seeks control of the Company (except as may be otherwise permitted in this Section 4.01) or for the purpose of circumventing any provision of this Agreement; or

          (g) other than in connection with a competing proposal in respect of any such action taken by a third party without the direct or indirect assistance of the Purchaser or its Affiliates, otherwise act, directly or indirectly, alone or in concert


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     with others (including by providing financing for another party) to seek or offer to acquire control of the Company.

     SECTION 4.02. Additional Standstill Agreement on Transactions with 10% or Greater Stockholders. Notwithstanding the foregoing, during the term of this Agreement, the Purchaser shall not enter any arrangement, written or otherwise, with any holder of ten percent (10%) or greater of the outstanding voting capital stock of the Company registered in its name or beneficially owned by it or its Affiliates, for the purpose of effecting any acquisition, offer, proposal, solicitation or participation specified in clauses (a) through (g) of
Section 4.01.

     SECTION 4.03. Voting Rights. The Purchaser agrees that, for the duration of this Agreement, so long as the Purchaser and its Affiliates own any voting capital stock of the Company registered in their respective names or beneficially owned by them, it will use reasonable best efforts to, and to cause each of its Affiliates to, be present, in person or represented by proxy, at all stockholder meetings of the Company so that all of the Common Stock beneficially owned by the Purchaser and its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings and to vote in favor of
(i) the slate of directors put forth by the Company to its stockholders at any such meetings and recommended for election in proxy solicitation materials disseminated by the Company and (ii) at the Company's annual meeting of stockholders to be held on or about December 7, 1999, amendments to the Company's certificate of incorporation and by-laws providing for the classification of our board of directors into three classes and amendments to the Company's stock option plans providing for increases in the number of shares eligible for grant thereunder.


                                    ARTICLE V

                             PREEMPTIVE RIGHTS; ETC.


     SECTION 5.01. Private Transactions. If the Company proposes to issue or sell any additional Company Securities ("New Securities"), other than (i) in an underwritten public offering registered under the Securities Act, (ii) pursuant to any Company stock option plan or in connection with the exercise of currently outstanding warrants or currently outstanding options or options received pursuant to any Company stock option plan or the conversion of outstanding convertible notes or (iii) pursuant to a stock split, dividend or other recapitalization, then the Company shall deliver written notice thereof (the "Preemptive Notice") to the Purchaser setting forth the number, terms and purchase consideration (or if such purchase consideration is not expressed in cash, the fair market


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value cash equivalent thereof determined in good faith by the Board) of the New
Securities which the Company proposes to issue. The Purchaser shall thereupon have the right, unless otherwise agreed in writing by the Purchaser in advance, to elect to purchase on the same terms and conditions (including consideration or the cash equivalent thereof) as those offered to any third party that number of New Securities proposed to be issued as would maintain the Purchaser's relative proportional equity interest in the Company as of the date of such Preemptive Notice. The Purchaser may make such election by written notice to the Company within 20 days of receipt of notice of any proposed issuance of New Securities. If the Purchaser does not elect to purchase its pro rata portion of New Securities within 20 days of the date of the Preemptive Notice (the "Preemptive Notice Period"), this pro rata purchase right shall terminate with respect to the New Securities described in the written notice delivered to that party (but not with respect to any future proposed sales of New Securities by the Company), and the Company may, in its sole discretion, sell to third parties within 120 days after the Purchaser's receipt of the Preemptive Notice any or all of the New Securities described in such written notice to the Purchaser. Subject to the Company's rights under the preceding sentence, any purchases by the Purchaser of New Securities in accordance with this Section 5.01 shall be made at the closing and upon terms of the sale of New Securities to the third party permitted by the preceding sentence. At such closing, the Purchaser shall deliver a certified check or checks or a wire transfer of immediately available funds in the appropriate amount to the Company against delivery of certificates representing the New Securities so purchased.

     SECTION 5.02. Underwritten Offerings. If, during the Lock-up Period, the Company issues and sells any New Securities in an underwritten public offering pursuant to an effective Registration Statement under the Securities Act (an "Underwritten Offering"), then the Company shall arrange for the Purchaser to be allocated securities in the Underwritten Offering on the same terms and conditions as those offered in such offering such that the number of New Securities issued to the Purchaser would maintain the Purchaser's relative proportional equity interest in the Company as of the date of consummation of such Underwritten Offering; provided, the Company may, in the alternative, and with the consent of the Purchasers, issue and sell to the Purchaser in a private offering to be consummated simultaneously with the closing of the Underwritten Offering that the number of New Securities that would maintain the Purchaser's relative proportional equity interest in the Company as of the date of consummation of the Underwritten Offering.

     SECTION 5.03. Option and Warrant Exercises. The Purchaser shall have the right, as of each November 15, February 15, May 15 and August 15 during the Lock-up Period, to acquire in open market transactions or private transactions with third parties (other than in violation of Section 4.02) the number of shares of Common Stock, which shall be deemed to constitute "New Securities" for purposes of this Agreement, such that


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the Purchaser can maintain the relative proportional equity interest in the
Company it would have held if the Company had issued no shares of Common Stock upon the exercise of options or warrants or the conversion of convertible notes outstanding on the date hereof during the three-month period immediately prior to such date; provided, the above mentioned period ending November 15, 1999 shall commence as of the date of the Purchase Agreement.

     SECTION 5.04. Recapitalizations, etc. Notwithstanding the foregoing, the provisions of this Agreement (including any calculation of share ownership) shall apply, except to the extent specifically set forth herein with respect to the Shares, to any and all shares of capital stock of the Company or any capital stock or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

     SECTION 5.05. Stockholders Rights Plan. In the event the Company adopts a stockholders rights plan, the Company agrees that no provision of such plan shall have the effect of diluting the economic or voting power of the Shares, notwithstanding the occurrence of any event or contingency, including without limitation the ownership or acquisition by the H.J. Heinz Company or any of its Affiliates of any amount of Common Stock.


                                   ARTICLE VI

                                 CONFIDENTIALITY


     SECTION 6.01. Confidentiality. (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information, whether oral, written, or otherwise, furnished to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, partners, Affiliates, employees, agents or representatives (collectively, "Representatives"), and all reports, analyses, compilations, studies and other materials prepared by the Receiving Party or its Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information. The term "Confidential Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, its Representatives or anyone to whom the Receiving Party or any of its


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Representatives transmits any Confidential Material in violation of this
Agreement, or (ii) is or becomes known or available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party or one of its Representatives) who is not, to the knowledge of the Receiving Party after reasonable inquiries, prohibited from transmitting the information to the Receiving Party or its Representatives by contractual legal, fiduciary or other obligations.

     (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with the Purchase Agreement, this Agreement or with respect to the matters contemplated therein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 6.01. In any event, each Receiving Party will be responsible for any actions by its Representatives which are not in accordance with the provisions hereof.

     (c) In the event that the Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply Confidential Material is requested or required (by oral questionnaires, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation.)

     (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions


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                                      -12-


thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.


                                   ARTICLE VII

                                  MISCELLANEOUS


     SECTION 7.01. Successors, Assigns and Transferees. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     SECTION 7.02. Amendment and Waiver. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing, signed by the party against which enforcement of such amendment, discharge, waiver or termination is sought.

     SECTION 7.03. No Failure or Delay. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 7.04. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, sent by facsimile or mailed by certified or registered mail; return receipt requested, addressed as follows:

If to the Purchaser, to:      Earth's Best, Inc.
                              c/o H.J. Heinz Company
                              1062 Progress Street
                              Pittsburgh, PA 15230

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                              Telecopier No.: (412) 237-3523
                              Attention:  Francis W. Daily

with a copy to:               H.J. Heinz Company
                              600 Grant Street
                              Pittsburgh, PA  15219
                              Telecopier No.:  (412) 4566102
                              Attention: Vice President - Legal Affairs


If to the Company or
Irwin D. Simon, to:           The Hain Food Group, Inc.
                              50 Charles Lindbergh Boulevard
                              Uniondale, NY  11553
                              Telecopier No.:  (516) 237-6240
                              Attention:  President

with a copy to:               Cahill Gordon & Reindel
                              80 Pine Street
                              New York, New York  10005
                              Telecopier No.: (212) 269-5420
                              Attention:  Roger Meltzer, Esq.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given or served on the date on which personally delivered or on the date actually received, with receipt acknowledged.

     SECTION 7.05. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     SECTION 7.06. Entire Agreement. This Agreement, the Purchase Agreement, Acquisition Agreement and the Registration Rights Agreement constitute the sole and entire agreement of the parties with respect to the subject matter hereof and supersede any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications.

     SECTION 7.07. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.08. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

     SECTION 7.09. Termination. Unless earlier terminated by an instrument in writing amending this Agreement pursuant to Section 7.02, this Agreement shall terminate upon the earlier of (a) the tenth anniversary of the effective date of this Agreement or (b) the first date on which the Purchaser and its Affiliates no longer own any Shares.

     SECTION 7.10. Headings. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Investor's Agreement to be duly executed as of the date first above written.

                                               THE HAIN FOOD GROUP, INC.


                                               By:   /s/ Irwin D. Simon
                                                    --------------------------
                                                     Name: Irwin D. Simon
                                                     Title:  President




                                               EARTH'S BEST, INC.


                                               By:   /s/ Robert Yoshida
                                                    --------------------------
                                                     Name: Robert Yoshida
                                                     Title:  President



                                               IRWIN D. SIMON
                                               (solely for purposes of
                                               Section 3.05)


                                               /s/ Irwin D. Simon
                                               -------------------------------